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                                                                  Exhibit 10.8

                  Attached hereto is an English translation of the original Hebrew version of the Agreement between Organitech and OCS, dated January 30, 2002. The Company has employed a translator to translate the above-referenced agreement and based on this, the undersigned believes that the attached is a fair and accurate English translation of the above-referenced agreement.

                                  OrganiTECH, USA, Inc.


                                  By:/s/ Lior Hessel
                                     -----------------------------------------
                                      Lior Hessel, Chief Executive Officer
                                      Date:  April 12, 2002


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                                 State of Israel
                          Office of Industry and Trade
             Administration for Research and Industrial Development
                             Bureau of Head Science

                                                                  Jerusalem
                                                                  30/01/2002

To:
General Manager
Organitech Company Ltd.
30 HaNarkissim POB 212
Nesher 36601
Fax: 04-8308344

Dear Sir or Madam,
Ref: BREEDING MINIATURE TOMATO VARIETIES ADAPTED
     -------------------------------------------
Meeting no. 2002/2 (M) of date 29/02002 (file 28031)

According to the instructions of the law for the encouragement of research and industrial development of 1984, I hereby notify you that the research committee has discussed your request at the above meeting, and following is its decision:

To approve the project with a budget not to exceed NIS 1,575,200.

Royalties will be paid from all company income.

It is possible that changes may occur of a reduction resulting from the adaptation of the sum to the budget procedures.
For your information, the budget approval is limited to that budget that was approved for the discussed project, and solely to the designated period. Additional approval for this project, or another, for the coming years, will be considered in light of the research programs to be presented to the committee for that year.
You are required to sign the letter of commitment and to fulfill the prior conditions that were decided, if decided within two months of the day of approval by the committee. After this period the approval will no longer be valid and we will be free to use the budget for other purposes.

Sincerely yours,

Amos Efrati

Ass't Scientist  and Fund Manager

For your attention:
For clarification on the subject of budgets, budget department, Tel: 02-6770550 Prior conditions and/or budget signatures and commitments, Mrs. Puah Vilner Tel:
02-6770535.
Copy: Shaul Frierich, Field Head
           Karat Arnon, Professional Inspector
--------------------------------------------------------------------------------
                   Mavo HaMatmid 4, Jerusalem 91021, POB 2197
                    Direct phone: 02-6770543 Fax: 02-6241064